Exhibit 99.1

Covidien Reports Third-Quarter 2009 Results

•	Third-quarter diluted GAAP earnings per share from continuing operations were $0.54

•	Excluding specified items, adjusted diluted earnings per share from continuing operations were $0.74

DUBLIN, Ireland – July 30, 2009 – Covidien plc (NYSE: COV) today reported results for the third quarter of fiscal 2009 (April – June 2009). Third-quarter net sales declined 3% to $2.5 billion from $2.6 billion a year ago, with unfavorable foreign exchange of $143 million reducing the quarterly sales growth rate by approximately 5 percentage points. Operational growth, which excludes the impact of foreign exchange, was 2%, driven primarily by higher volume and new products.

Third-quarter gross margin of 54.4% was up 0.7 percentage points from the prior-year period. The improvement reflected manufacturing cost reductions, benefits from our restructuring program and positive mix in Medical Devices and Pharmaceutical Products, partially offset by unfavorable foreign exchange.

Selling, general and administrative expenses for the third quarter of fiscal 2009 were below those of the year-ago third quarter, as planned increases in selling and marketing were more than offset by benefits from foreign exchange. Research and Development (R&D) expense in the quarter climbed 53% from that of the prior year and represented 5.2% of net sales. Third-quarter R&D expense included $30 million in licensing fees related to two previously announced transactions in the Pharmaceutical Products segment.

In the third quarter, the Company reported operating income of $441 million, versus $545 million in the same period the year before. Third-quarter adjusted operating income, excluding the specified items shown in the attached quarterly Non-GAAP Reconciliations table, was $535 million, versus $563 million in the third quarter of the previous year. Third-quarter adjusted operating income, excluding the specified items, represented 21.3% of sales, versus 21.7% a year ago.

The third-quarter effective tax rate was negatively impacted by a charge of $59 million for in-process R&D for which no tax benefit was recorded. The effect of this charge was to increase the tax rate to 33.9%; excluding this charge and other specified items, the third-quarter tax rate was 25.6%.

Third-quarter diluted GAAP earnings per share from continuing operations were $0.54, versus $0.65 per share in the third quarter of last year. The third-quarter adjusted diluted earnings per share, excluding the specified items, were $0.74, versus $0.72 a year ago.

For the first nine months of fiscal 2009, net sales of $7.7 billion were 5% above the $7.3 billion in the prior year, with unfavorable foreign exchange lowering the sales growth rate by approximately 5 percentage points. Sales rose 13% in the United States, but declined 5% outside the U.S., reflecting non-U.S. operational growth of 6% and a negative currency impact of 11%. Operational growth, excluding the impact of oxycodone hydrochloride extended-release tablets (Oxy ER), was 5%.

The Company reported operating income of $1.50 billion in the first nine months of fiscal 2009, versus $1.41 billion in the comparable period a year ago. Nine-month adjusted operating income, excluding the items specified in the attached nine-month Non-GAAP Reconciliations table, as well as Oxy ER, was $1.50 billion, versus $1.54 billion in the previous year. Nine-month 2009 adjusted operating income, excluding specified items and Oxy ER, represented 20.5% of sales, versus 20.9% a year ago.

The effective tax rate was 42.0% for the first nine months of fiscal 2009. Excluding the specified items, the adjusted tax rate for the first nine months was 25.6%.

For the first nine months of 2009, diluted GAAP earnings per share from continuing operations were $1.62, versus $2.03 in the first nine months of 2008. Excluding the specified items and Oxy ER, adjusted diluted earnings per share from continuing operations were $2.07, versus $1.97 a year ago.

“We delivered good operational performance in line with our expectations, despite the global economic slowdown,” said Richard J. Meelia, Chairman, President and CEO. “We continue to benefit from several successful new product launches and market share gains.

“Results in the Pharmaceutical Products segment were below our expectations, primarily reflecting significantly lower sales in our branded product portfolio, a slowdown in active pharmaceutical ingredients and the timing of orders. Over the next 18 months, we expect difficult comparisons in this business, but that should ease, starting in 2011, depending on the timing of new product approvals. Overall, total Company performance remains on plan, and we are confident we will end the year at the high end of our overall financial expectations,” Mr. Meelia added.

Results by business segment follow.

Medical Devices sales of $1.7 billion in the third quarter were 3% below the $1.8 billion in the comparable quarter of last year. Operational growth was 4%, reflecting new products and higher volume. Operationally, sales in Endomechanical were above those of a year ago, fueled by higher sales of laparoscopic instruments. The Energy double-digit quarterly sales gain was again paced by vessel sealing products, partially offset by a continued slowdown in capital-related hardware products. The sales growth in Soft Tissue Repair was led by mesh products, somewhat offset by lower sales of sutures. Vascular sales rose at a double-digit pace, due to a strong performance by dialysis products and increases in compression. In Airway and Ventilation, quarterly operational sales were down slightly, chiefly reflecting lower ventilator sales in the U.S. that stemmed from capital spending constraints, and in part due to a sharp decline in sales of sleep products.

For the first nine months of fiscal 2009, Medical Devices sales were essentially unchanged at $5.0 billion. Unfavorable foreign exchange reduced the sales growth rate by approximately 6 percentage points.

Imaging Solutions third-quarter sales declined 6% to $299 million from $319 million a year ago. Unfavorable foreign exchange accounted for approximately 5 percentage points of the decrease. Radiopharmaceuticals sales in the quarter were slightly below those of the year before, due to unfavorable foreign exchange. Operational growth was aided by higher generator pricing, but restrained by the unstable molybdenum supply chain. Third-quarter sales of Contrast Products were well below year-ago levels, reflecting unfavorable foreign exchange, lower volume and strong competitive activity in the U.S. In addition, sales of capital equipment to hospitals, including urology tables and power injectors, were below those of the prior year.

For the first nine months of fiscal 2009, Imaging Solutions sales fell 8% to $840 million, versus $914 million the year before. Unfavorable foreign exchange contributed about 5 percentage points to the sales decline.

Pharmaceutical Products sales of $245 million in the third quarter were 5% below those of the prior year’s $257 million. Unfavorable foreign exchange contributed about 3 percentage points to the decrease. The quarter’s decline was primarily due to lower sales of Active Pharmaceutical Ingredients, driven by significant decreases in narcotics and peptides, partially offset by higher sales of acetaminophen. Sales of Specialty Pharmaceuticals (formerly called Dosage Pharmaceuticals) were slightly below those of a year ago, as sharply lower sales of branded products were partially offset by strong growth for oxycodone immediate-release, which benefited from a competitive supply constraint.

For the first nine months of fiscal 2009, Pharmaceutical Products sales climbed 53%, from $717 million last year to $1.1 billion, with oxycodone hydrochloride extended-release tablets contributing $354 million. Excluding Oxy ER, Pharmaceutical Products sales of $741 million were 3% above those of the prior year.

Medical Supplies third-quarter sales of $238 million were unchanged from those of the previous year. Higher sales of Nursing Care products were essentially offset by lower OEM sales. For the first nine months of fiscal 2009, sales of Medical Supplies, at $716 million, were 6% above last year’s $675 million.

During the quarter, Covidien purchased approximately 2 million ordinary shares under its previously announced share buyback program.

The Company also announced that it was making several reporting changes to align external segment reporting with recent revisions in its internal reporting structure. These segment changes have no impact on results of operations, financial condition or cash flows of the Company as a whole.

The revisions include the combination of the Pharmaceutical Products and Imaging Solutions segments into a single operating segment; the reclassification of the SharpSafety and Clinical Care product lines from the Medical Devices segment to the Medical Supplies segment; the reclassification of several hernia repair products from the Endomechanical product line to the Soft Tissue Repair product line; and the reclassification of one product from the Contrast product line in the Imaging Solutions segment to the Vascular product line in the Medical Devices segment. These changes are effective in the fourth quarter, 2009 and the Company will provide restated historical segment financial data reflecting these changes prior to its September 10, 2009, Investor Meeting.

ABOUT COVIDIEN

Covidien is a leading global healthcare products company that creates innovative medical solutions for better patient outcomes and delivers value through clinical leadership and excellence. Covidien manufactures, distributes and services a diverse range of industry-leading product lines in four segments: Medical Devices, Imaging Solutions, Pharmaceutical Products and Medical Supplies. With 2008 revenue of nearly $10 billion, Covidien has more than 41,000 employees worldwide in 59 countries, and its products are sold in over 140 countries. Please visit www.covidien.com to learn more about our business.

CONTACTS

Eric Kraus	Coleman Lannum, CFA
Senior Vice President	Vice President
Corporate Communications	Investor Relations
508-261-8305	508-452-4343
eric.kraus@covidien.com	cole.lannum@covidien.com

Bruce Farmer	Brian Nameth
Vice President	Director
Public Relations	Investor Relations
508-452-4372	508-452-4363
bruce.farmer@covidien.com	brian.nameth@covidien.com

CONFERENCE CALL AND WEBCAST

The Company will hold a conference call for investors today, beginning at 8:30 a.m. ET. This call can be accessed three ways:

•	At Covidien’s website: http://investor.covidien.com

•

By telephone: For both “listen-only” participants and those participants who wish to take part in the question-and-answer portion of the call, the telephone dial-in number in the U.S. is 866-800-8652. For participants outside the U.S., the dial-in number is 617-614-2705. The access code for all callers is 98808387.

•

Through an audio replay: A replay of the conference call will be available beginning at 11:30 a.m. on July 30, 2009, and ending at 5:00 p.m. on August 6, 2009. The dial-in number for U.S. participants is 888-286-8010. For participants outside the U.S., the replay dial-in number is 617-801-6888. The replay access code for all callers is 13349560.

NON-GAAP FINANCIAL MEASURES

This press release contains financial measures, including operational growth, adjusted net sales, adjusted gross margin, adjusted operating income, adjusted earnings per share and adjusted operating margin, which are considered “non-GAAP” financial measures under applicable Securities & Exchange Commission rules and regulations. These non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with generally accepted accounting principles. The Company’s definition of these non-GAAP measures may differ from similarly titled measures used by others.

The non-GAAP financial measures used in this press release adjust for specified items that can be highly variable or difficult to predict. The Company generally uses these non-GAAP financial measures to facilitate management’s financial and operational decision-making, including evaluation of Covidien’s historical operating results, comparison to competitors’ operating results and determination of management incentive compensation. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting Covidien’s business.

Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.

The Company presents its operating margin and effective tax rate forecast before special items to give investors a perspective on the expected underlying business results. Because the Company cannot predict the amount and timing of such items and the associated charges or gains that will be recorded in the Company’s financial statements, it is difficult to include the impact of those items in the forecast.

FORWARD-LOOKING STATEMENTS

Any statements contained in this communication that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on our management’s current beliefs and expectations, but are subject to a number of risks, uncertainties and changes in circumstances, which may cause actual results or Company actions to differ materially from what is expressed or implied by these statements. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, our ability to effectively introduce and market new products or keep pace with advances in technology, the reimbursement practices of a small number of large public and private insurers, cost-containment efforts of customers, purchasing groups, third-party payers and governmental organizations, intellectual property rights disputes, complex and costly regulation, including healthcare fraud and abuse regulations, manufacturing or supply chain problems or disruptions, rising commodity costs, recalls or safety alerts and negative publicity relating to Covidien or its products, product liability losses and other litigation liability, including legacy Tyco-related litigation, divestitures of some of our businesses or product lines, our ability to execute strategic acquisitions of, investments in or alliances with other companies and businesses, competition, risks associated with doing business outside of the United States, foreign currency exchange rates, issues related to our existing material weakness in accounting for income taxes or potential environmental liabilities. These and other factors are identified and described in more detail in our filings with the SEC. We disclaim any obligation to update these forward-looking statements other than as required by law.

Covidien plc

Consolidated and Combined Statements of Income

Quarters Ended June 26, 2009 and June 27, 2008

(dollars in millions, except per share data)

	Quarter Ended June 26, 2009	Percent of Net Sales	Quarter Ended June 27, 2008	Percent of Net Sales
Net sales	$2,516	100.0%	$2,595	100.0%
Cost of products sold	1,147	45.6	1,202	46.3

Gross profit	1,369	54.4	1,393	53.7

Selling, general and administrative expenses	734	29.2	745	28.7
Research and development expenses	130	5.2	85	3.3
In-process research and development charges	59	2.3	10	0.4
Restructuring charges	5	0.2	4	0.2
Shareholder settlement, net of insurance recoveries	—	—	4	0.2

Operating income	441	17.5	545	21.0

Interest expense	(43)	(1.7)	(48)	(1.8)
Interest income	8	0.3	10	0.4
Other income, net	7	0.3	13	0.5

Income from continuing operations before income taxes	413	16.4	520	20.0

Income tax expense	140	5.6	189	7.3

Income from continuing operations	273	10.9	331	12.8

Income (loss) from discontinued operations, net of income taxes	8	0.3	(62)	(2.4)

Net income	$281	11.2	$269	10.4

Basic earnings per share:
Income from continuing operations	$0.54		$0.66
Income (loss) from discontinued operations	0.02		(0.12)
Net income	0.56		0.54

Diluted earnings per share:
Income from continuing operations	$0.54		$0.65
Income (loss) from discontinued operations	0.02		(0.12)
Net income	0.56		0.53

Weighted-average number of shares outstanding (in millions):
Basic	503		500
Diluted	505		505

Covidien plc

Non-GAAP Reconciliations

Quarters Ended June 26, 2009 and June 27, 2008

(dollars in millions, except per share data)

	Quarter Ended June 26, 2009
	Operating income	Income from continuing operations before income taxes	Income from continuing operations	Diluted earnings per share from continuing operations
GAAP	$441	$413	$273	$0.54
Adjustments:
Licensing fees (1)	30	30	19	0.04
In-process research and development charge (2)	59	59	59	0.12
Restructuring charges (3)	5	5	3	—
Impact of tax sharing agreement (4)	—	(3)	(3)	(0.01)
Tax matters (5)	—	—	24	0.05

As adjusted	$535	$504	$375	0.74

(1)	Consists of $30 million of research and development expenses related to up front fees and milestone payments for licensing arrangements entered into by our Pharmaceutical Products segment.
(2)	Consists of an in-process research and development charge of $59 million related to the acquisition of VNUS Medical Technologies, Inc. by our Medical Devices segment.
(3)	Primarily relates to severance costs within our Pharmaceutical Products and Imaging Solutions segments.
(4)	Represents the non-interest portion of the impact of our tax sharing agreement with Tyco International and Tyco Electronics.
(5)	Primarily consists of adjustments to legacy income tax liabilities and withholding tax incurred on repatriated earnings.

	Quarter Ended June 27, 2008
	Operating income	Income from continuing operations before income taxes	Income from continuing operations	Diluted earnings per share from continuing operations
GAAP	$545	$520	$331	$0.65
Adjustments:
In-process research and development charges (1)	10	10	10	0.02
Restructuring charges (2)	4	4	3	0.01
Shareholder settlement, net of insurance recoveries (3)	4	4	4	0.01
Impact of tax sharing agreement (4)	—	(9)	(9)	(0.02)
Tax matters (5)	—	—	27	0.05

As adjusted	$563	$529	$366	0.72

(1)	In-process research and development charges relate to small acquisitions by our Medical Devices and Imaging Solutions segments.
(2)	Primarily relates to restructuring charges within our Medical Devices segment.
(3)	Represents our portion of Tyco International’s legal settlement with a certain shareholder, net of our portion of insurance recoveries.
(4)	Represents the non-interest portion of the impact of our tax sharing agreement with Tyco International and Tyco Electronics.
(5)	Primarily consists of adjustments to legacy income tax liabilities.

Covidien plc

Segment and Geographical Sales

Quarters Ended June 26, 2009 and June 27, 2008

(dollars in millions)

	Quarters Ended		Percent change	Percent change currency	Operational growth
	June 26, 2009	June 27, 2008
Medical Devices (1)
United States	$779	$751	4%	—%	4%
Non-U.S.	955	1,030	(7)	(11)	4

	$1,734	$1,781	(3)	(7)	4
Imaging Solutions (1)
United States	$181	$183	(1)%	—%	(1)%
Non-U.S.	118	136	(13)	(13)	—

	$299	$319	(6)	(5)	(1)
Pharmaceutical Products (1)
United States	$215	$230	(7)%	—%	(7)%
Non-U.S.	30	27	11	(29)	40

	$245	$257	(5)	(3)	(2)
Medical Supplies (1)
United States	$238	$238	—%	—%	—%
Non-U.S.	—	—	—	—	—

	$238	$238	—	—	—
Covidien plc (1)
United States	$1,413	$1,402	1%	—%	1%
Non-U.S.	1,103	1,193	(8)	(12)	4

	$2,516	$2,595	(3)	(5)	2

(1)	Sales to external customers are reflected in the regions based on the location of the sales force executing the transaction.

Covidien plc

Select Product Line Sales

Quarters Ended June 26, 2009 and June 27, 2008

(dollars in millions)

	Quarters Ended
	June 26, 2009	June 27, 2008	Percent change	Percent change currency	Operational growth
Medical Devices
Endomechanical	$570	$579	(2)%	(8)%	6%
Soft Tissue Repair	151	156	(3)	(10)	7
Energy	222	213	4	(7)	11
Oximetry and Monitoring	155	161	(4)	(6)	2
Airway and Ventilation	189	204	(7)	(6)	(1)
Vascular	153	138	11	(4)	15
SharpSafety	107	116	(8)	(1)	(7)
Clinical Care	98	104	(6)	(7)	1

Imaging Solutions
Radiopharmaceuticals	$145	$147	(1)%	(5)%	4%
Contrast	154	172	(10)	(6)	(4)

Covidien plc

Consolidated and Combined Statements of Income

Nine Months Ended June 26, 2009 and June 27, 2008

(dollars in millions, except per share data)

	Nine Months Ended June 26, 2009	Percent of Net Sales	Nine Months Ended June 27, 2008	Percent of Net Sales
Net sales	$7,673	100.0%	$7,337	100.0%
Cost of products sold	3,439	44.8	3,434	46.8

Gross profit	4,234	55.2	3,903	53.2

Selling, general and administrative expenses	2,136	27.8	2,130	29.0
Research and development expenses	320	4.2	238	3.2
In-process research and development charges	79	1.0	22	0.3
Restructuring charges	17	0.2	73	1.0
Shareholder settlements, net of insurance recoveries	183	2.4	35	0.5

Operating income	1,499	19.5	1,405	19.1

Interest expense	(131)	(1.7)	(164)	(2.2)
Interest income	20	0.3	30	0.4
Other income, net	22	0.3	196	2.7

Income from continuing operations before income taxes	1,410	18.4	1,467	20.0

Income tax expense	592	7.7	442	6.0

Income from continuing operations	818	10.7	1,025	14.0

Income (loss) from discontinued operations, net of income taxes	33	0.4	(73)	(1.0)

Net income	$851	11.1	$952	13.0

Basic earnings per share:
Income from continuing operations	$1.62		$2.05
Income (loss) from discontinued operations	0.06		(0.15)
Net income	1.69		1.91

Diluted earnings per share:
Income from continuing operations	$1.62		$2.03
Income (loss) from discontinued operations	0.06		(0.14)
Net income	1.68		1.89

Weighted-average number of shares outstanding (in millions):
Basic	504		499
Diluted	506		504

Covidien plc

Non-GAAP Reconciliations

Nine Months Ended June 26, 2009 and June 27, 2008

(dollars in millions, except per share data)

	Nine Months Ended June 26, 2009
	Sales	Gross profit	Gross margin percent	Operating income	Operating margin percent	Income from continuing operations before income taxes	Income from continuing operations	Diluted earnings per share from continuing operations
GAAP	$7,673	$4,234	55.2%	$1,499	19.5%	$1,410	$818	$1.62
Adjustments:
Legal settlements (1)	—	—		36		36	22	0.04
Licensing fees (2)				30		30	19	0.04
In-process research and development charges (3)	—	—		79		79	78	0.15
Restructuring charges (4)	—	—		17		17	9	0.02
Shareholder settlements (5)	—	—		183		183	183	0.36
Impact of tax sharing agreement (6)	—	—		—		(4)	(4)	(0.01)
Tax matters (7)	—	—		—		—	180	0.36

As adjusted	7,673	4,234	55.2	1,844	24.0	1,751	1,305	2.58
Impact of Oxy ER (8)	(354)	(346)	97.7	(345)	97.5	(345)	(259)	(0.51)

As adjusted, excluding impact of Oxy ER	$7,319	$3,888	53.1	$1,499	20.5	$1,406	$1,046	2.07

(1)	Consists of legal settlements that are included in selling, general and administrative expenses.
(2)	Consists of $30 million of research and development expenses related to up front fees and milestone payments for licensing arrangements entered into by our Pharmaceutical Products segment.
(3)	Consists of in-process research and development charges totaling $79 million related to acquisitions by our Medical Devices segment, primarily VNUS Medical Technologies, Inc.
(4)	Primarily relates to severance costs within our Medical Devices, Pharmaceutical Products and Imaging Solutions segments.
(5)	Represents our portion of Tyco International’s legal settlements with certain shareholders and our portion of the estimated cost to settle all of the remaining securities cases outstanding.
(6)	Represents the non-interest portion of the impact of our tax sharing agreement with Tyco International and Tyco Electronics.
(7)	Primarily consists of withholding tax incurred on repatriated earnings.
(8)	Represents the sales and direct costs attributable to selling oxycodone hydrochloride extended-release tablets (Oxy ER).

	Nine Months Ended June 27, 2008
	Sales	Gross profit	Gross margin percent	Operating income	Operating margin percent	Income from continuing operations before income taxes	Income from continuing operations	Diluted earnings per share from continuing operations
GAAP	$7,337	$3,903	53.2%	$1,405	19.1%	$1,467	$1,025	$2.03
Adjustments:
In-process research and development charges (1)	—	—		22		22	22	0.04
Restructuring charges (2)	—	—		73		73	59	0.12
Shareholder settlements, net of insurance recoveries (3)	—	—		35		35	35	0.07
Impact of tax sharing agreement (4)	—	—		—		(181)	(181)	(0.36)
Tax matters (5)	—	—		—		—	32	0.06

As adjusted	$7,337	$3,903	53.2	$1,535	20.9	$1,416	$992	1.97

(1)	In-process research and development charges relate to acquisitions by our Medical Devices segment.
(2)	Consists of restructuring charges of $55 million and related asset impairment charges of $17 million primarily within our Medical Devices segment.
(3)	Represents our portion of Tyco International's legal settlements with certain shareholders, net of our portion of insurance recoveries.
(4)	Represents the non-interest portion of the impact of our tax sharing agreement with Tyco International and Tyco Electronics primarily resulting from the adoption of FIN 48.
(5)	Primarily consists of adjustments to legacy income tax liabilities.

Covidien plc

Segment and Geographical Sales

Nine Months Ended June 26, 2009 and June 27, 2008

(dollars in millions)

	Nine Months Ended
	June 26, 2009	June 27, 2008	Percent change	Percent change currency	Operational growth
Medical Devices (1)
United States	$2,280	$2,140	7%	—%	7%
Non-U.S.	2,742	2,891	(5)	(11)	6

	$5,022	$5,031	—	(6)	6

Imaging Solutions (1)
United States	$503	$544	(8)%	—%	(8)%
Non-U.S.	337	370	(9)	(12)	3

	$840	$914	(8)	(5)	(3)

Pharmaceutical Products (1)
United States	$1,005	$644	56%	—%	56%
Non-U.S.	90	73	23	(35)	58

	$1,095	$717	53	(3)	56

Medical Supplies (1)
United States	$716	$675	6%	—%	6%
Non-U.S.	—	—	—	—	—

	$716	$675	6	—	6

Covidien plc (1)
United States	$4,504	$4,003	13%	—%	13%
Non-U.S.	3,169	3,334	(5)	(11)	6

	$7,673	$7,337	5	(5)	10

(1)	Sales to external customers are reflected in the regions based on the location of the sales force executing the transaction.

Covidien plc

Select Product Line Sales

Nine Months Ended June 26, 2009 and June 27, 2008

(dollars in millions)

	Nine Months Ended
	June 26, 2009	June 27, 2008	Percent change	Percent change currency	Operational growth
Medical Devices
Endomechanical	$1,631	$1,597	2%	(8)%	10%
Soft Tissue Repair	431	426	1	(10)	11
Energy	635	592	7	(7)	14
Oximetry and Monitoring	470	478	(2)	(5)	3
Airway and Ventilation	551	597	(8)	(6)	(2)
Vascular	433	395	10	(2)	12
SharpSafety	320	345	(7)	(1)	(6)
Clinical Care	294	304	(3)	(5)	2

Imaging Solutions
Radiopharmaceuticals	$393	$423	(7)%	(4)%	(3)%
Contrast	447	491	(9)	(6)	(3)

Covidien plc

Non-GAAP Sales Analysis

(dollars in millions)

	For the Nine Months Ended June 26, 2009
	Net Sales for the Nine Months Ended June 26, 2009		Oxy ER Impact		Net Sales Excluding the Impact of Oxy ER		Currency Impact		Operational Growth Excluding the Impact of Oxy ER		Net Sales for the Nine Months Ended June 27, 2008
Medical Devices	$5,022	—%	$—	—%	$5,022	—%	$(311)	(6)%	$302	6%	$5,031
Imaging Solutions	840	(8)	—	—	840	(8)	(45)	(5)	(29)	(3)	914
Pharmaceutical Products	1,095	53	354	50	741	3	(24)	(3)	48	6	717
Medical Supplies	716	6	—	—	716	6	—	—	41	6	675

Total Net Sales	$7,673	5	$354	5	$7,319	—	$(380)	(5)	$362	5	$7,337